                                                                       EXHIBIT 2

Date:             August 3, 2000

To:               Talon I LLC

Attention:        LJM2 Co-Investment, L.P.

From:             Harrier I LLC

Re:               Equity Swap Transaction

Dear Sir/Madam:

The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between Harrier I LLC ("Party A") and Talon I LLC ("Party B") on the Trade Date specified below (the "Transaction"). This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of April 18, 2000, as amended and supplemented from time to time (the "Agreement") between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly provided below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "ISDA Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Derivative Definitions") (as published by the International Swaps and Derivatives Association, Inc.) and any subsequent amendment thereto are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and the Equity Derivative Definitions, the Equity Derivative Definitions will govern. In the event of any inconsistency between the ISDA Definitions, the Equity Derivative Definitions and this Confirmation, this Confirmation will govern.

1. The terms of the Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:                           August 3, 2000

Effective Date:                       August 3, 2000

Termination Date:                     The earlier of August 3, 2003 or any day
                                      on which a Notice is sent designating an
                                      amount of Shares that, when added to the
                                      amounts of Shares designated in all other
                                      Notices, equals 1,580,971.

Shares:                               Queen Sand Resources, Inc. common stock
                                      (ticker symbol: QSRI)

Exchange:                             NASDAQ

Related Exchange:                     The exchange or quotation systems, if any,
                                      on which options or futures contracts on
                                      the Shares are traded or quoted, and as
                                      may be selected from time to time by the
                                      Calculation Agent

Calculation Agent:                    Party A

Business Days:                        Houston

Business Day Convention:              Modified Following

Equity Amounts:

Equity Amount Payer.                  Party A

Number of Shares:                     The amount of Shares designated in a
                                      Notice, provided that in no event shall
                                      the aggregate amount of all Shares
                                      designated in all Notices exceed
                                      1,580,971.

Initial Equity Notional Amount:       USD 142,287

Equity Notional Amount:               (Number of Shares) X (Initial Price)

Equity Notional Reset:                Inapplicable

Equity Payment Dates:                 Three Currency Business Days following the
                                      Valuation Date

Type of Return:                       Price Return

Initial Price:                        Notwithstanding Section 7.9 of the Equity
                                      Derivative Definitions, the Initial Price
                                      shall be USD 0.09 for the first Valuation
                                      Date and each subsequent Valuation Date.

Final Price:                          The closing price per Share quoted by the
                                      Exchange

Valuation Time:                       As of the close of trading on the Exchange

Valuation Date:                       The (i) Termination Date and (ii) each
                                      date specified as such in a written notice
                                      from either party to the other party with
                                      respect to a designated Number of

                                      Shares specified in the notice (the
                                      "Notice"). For the avoidance of doubt, if the Termination Date is August 3, 2003, a
                                      Notice shall be sent from each party to
                                      the other party on the Termination Date
                                      that designates a Number of Shares equal to 1,580,971 less all Shares previously designated by either party in all prior
                                      Notices.

Equity Amount:                        "Equity Amount" means, in respect of each
                                      Equity Payment Date, an amount determined
                                      by the Calculation Agent as of each
                                      Valuation Date to which the Equity Payment
                                      Date relates equal to:

                                      (Equity Notional Amount) X (Rate of
                                      Return)

                                      where the "Rate of Return" is calculated for each Valuation Date as follows:

                                      (Final Price) - (Initial Price)
                                      ------------------------------
                                             (Initial Price)

Payment Obligations:                  In respect of each Equity Payment Date for
                                      the Equity Amount Payer:

                                                  (i)   if the Equity Amount
                                                        determined by the
                                                        Calculation Agent in
                                                        relation to Party A is a
                                                        positive number, then
                                                        Party A will pay to
                                                        Party B the Equity
                                                        Amount on that Equity
                                                        Payment Date; and

                                                  (ii)  if the Equity Amount
                                                        determined by the
                                                        Calculation Agent in
                                                        relation to Party A is a
                                                        negative number, then
                                                        Party B will pay to
                                                        Party A the absolute
                                                        value of the Equity
                                                        Amount on the Equity
                                                        Payment Date.

Adjustments:

         Method of Adjustment:        Calculation Agent Adjustment

Extraordinary Events:

Consequence of Merger Events:

         (a) Share-for-Share:                     Alternative Obligation

         (b) Share-for-Other:                     Cancellation and Payment

         (c) Share-for-Combined:                  Cancellation and Payment

Nationalization or
Insolvency:                                       Cancellation and Payment

2. Account and Notice Details:

Address for Notices to Party A:                   Harrier I LLC
                                                  c/o Enron Corp.
                                                  1400 Smith Street
                                                  Houston, Texas 77002
                                                  Attention: Corporate Treasury
                                                  Telephone: (713) 853-3353
                                                  Fax: (713) 646-3422

Address for Notices to Party B:                   Talon I LLC
                                                  c/o LJM2 Co-Investment, LP.
                                                  333 Clay Street. State 1203
                                                  Houston, TX 77002
                                                  Attention; Andrew S. Fastow
                                                  Telephone: (713) 345-5867
                                                  Fax: (713) 646-8656

Account for Payments to Party A:                  Harrier I LLC
                                                  Citibank, N.A.
                                                  Acct. No.: 3042-6504
                                                  ABA No.: 021000089

Account for Payments to Party B:                  Talon I LLC Cash Collateral Account
                                                  Wilmington Trust Company
                                                  Acct. No.: 51419-0
                                                  ABA No: 031100092

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

Harrier I LLC

By:      Enron Corp., its managing member

By:
       -----------------------------
Name:
Title:
Date Executed:

Confirmed effective as of the date first above:

Talon I LLC

By:      LJM2 CO-INVESTMENT. L.P.,
         its Servicer

         By:      LJM2 Capital Management, L.P.,
                  its general partner

                  By:  LJM2 Capital Management, LLC, its general partner

                           By:
                               ----------------------------
                           Name:
                           Title:
                           Date Executed: